NUMBER

WZ

(SEE REVERSE SIDE FOR LEGEND)
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION DATE (DEFINED BELOW)

WARRANTS

PAVmed

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 70387R 12 2

SERIES Z REDEEMABLE WARRANT

THIS CERTIFIES THAT,

FOR VALUE RECEIVED:

IS THE REGISTERED HOLDER OF:

is the registered holder of a warrant or warrants (the "Warrant"), expiring at 5:00 p.m., New York City time, on April 30, 2024 to purchase one fully paid and non-assessable share of common stock, par value $.001 per share ("Shares"), of PAVmed Inc., a Delaware corporation (the "Company") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company such number of Shares of the Company at the Warrant Price, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. In no event will the Company be required to net cash settle any warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. The initial Warrant Price per share of Common Stock for any Warrant is equal to $3.00 per share.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder's assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

(Continued on reverse side)

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

PAVMED INC.

PAVMED INC. CORPORATE SEAL 2014 DELAWARE

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER & SECRETARY

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, NY
WARRANT AGENT

BY:

AUTHORIZED OFFICER

(Continued from front)

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time prior to its exercise commencing on May 1, 2019, at a price of $0.01 per Warrant, if the volume weighted average price per share of the Shares has been at least $9.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of call, in addition to certain other conditions as described in the Warrant Agreement. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

SUBSCRIPTION

(To Be Executed by the Registered Holder in Order to Exercise Warrants)

THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of:

____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

and be delivered to: ____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

____

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

____

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Dated: ______________________________.

____

Signature(s)

____

____

Signature(s) Guaranteed

____

(Social Security or Taxpayer Identification Number)

ASSIGNMENT

(To Be Executed by the Registered Holder in Order to Assign Warrants)

For Value Received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

and be delivered to: ____

______________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________________.

____

Signature(s)

____

____

Signature(s) Guaranteed

____

(Social Security or Taxpayer Identification Number)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NYSE AMEX, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

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